SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2009 (June 30,2009)

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

100 N. Barranca Ave. #810
West Covina, CA 91791
(Address of Principal Executive Offices)

(626) 839-9116
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June, 30, 2009, HSBC Bank (China) Company Limited, Shanghai Branch, (“Lender”) granted revolving banking facilities in three tranches ( “Banking Facilities”) to Perfect Dream Limited, a wholly-owned subsidiary of Ever-Glory International Group, Inc. (“we” or the "Borrower").  Term of these Banking Facilities is up to (and including) March 31, 2010, subject to annual review and renewal at the Lender's sole discretion.

Tranche I, import facilities of up to USD500,000 for up to 90 days, shall be solely used to facilitate the Borrower's raw material sourcing needs. Tranche II, a post-shipment finance of up to USD 1,000,000 up to 60 days with an advance ratio of 85%, shall be solely used to finance receivables due from Tesco.  Tranche III, a pre-shipment finance of up to USD 1,000,000 with maximum 90 days before shipment with 70% prepayment ratio, shall be solely used to finance sourcing and production against copy of purchase order from Tesco. The applicable interest rate for the Tranche I import facility and the Tranche III pre-shipment finance shall be 2.5% per annum over Singapore Interbank Money Market Offer Rate (SIBOR) of USD for 3 months or any other interest period as may be determined by the Lender and the principal and all accrued interests shall be paid on the due date of each drawing to the debit of Borrower’s account. The applicable interest rate for the Tranche II post shipment financing shall be 2% per annum over SIBOR of USD for 2 months or any other interest period as may be determined by the Lender and the principal and all accrued interests shall be paid on the due date of each drawing to the debit of the Borrower’s account.

The Borrower shall apply the loan proceeds for the purpose as set out above and shall comply with the relevant PRC laws and regulations. The Lender may, at its sole and absolute discretion, refuse to allow drawings under the facilities if the drawee is considered by the Lender to be unacceptable and / or if the transaction in question does not meet Lender’s operational requirements in respect of these Banking Facilities. The Lender may renegotiate any of the interest margins, fees and the applicable period of base rate in the event of any change occurring in any applicable law or regulation or in PRC's financial markets or the need to comply with any requirement of any regulatory/governmental authority.

The Banking Facilities are secured by a guarantee of USD2,750,000 from Ever-Glory International Group, Inc., and a personal guarantee of up to USD2,750,00 from our Chairman of the Board and Chief Executive Officer, Mr. Edward Yihua Kang.

The foregoing description of the Banking Facilities contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Banking Facilities attached hereto as Exhibit 10.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See "Item 1.01. Entry into a Material Definitive Agreement," which is incorporated herein by reference.

ITEM 9.01. EXHIBITS.

10.1	Letter Agreement regarding Banking Facility between HSBC Bank (China) Company Limited Shanghai Branch and Perfect Dream Limited dated June 30, 2009.
10.2	Limited Guaranty provided by Ever-Glory International Group, Inc dated June 30, 2009.
10.3	Personal Guaranty provided by Edward Yihua Kang dated June 30, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS

Not Applicable

(d) EXHIBITS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: July 7, 2009	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Letter regarding Banking Facility between HSBC Bank (China) Company Limited Shanghai Branch and Perfect Dream Limited dated June 30, 2009.
10.2	Limited Guaranty provided by Ever-Glory International Group, Inc dated June 30, 2009.
10.3	Personal Guaranty provided by Edward Yihua Kang dated June 30, 2009.